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As filed with the Securities and Exchange Commission on November 30, 2012

File No. 001-35565

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 6 to

Form 10

GENERAL FORM FOR REGISTRATION OF SECURITIES
Pursuant to Section 12(b) or (g) of the Securities Exchange Act of 1934

AbbVie Inc.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	32-0375147 (I.R.S. employer Identification number)
1 North Waukegan Road, North Chicago, Illinois (Address of principal executive offices)	60064 (Zip Code)

847-932-7900
(Registrant's telephone number, including area code)

        Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on which Each Class is to be Registered
Common Stock, par value $0.01 per share	New York Stock Exchange

        Securities to be registered pursuant to Section 12(g) of the Act: None

 ABBVIE INC.

INFORMATION REQUIRED IN REGISTRATION STATEMENT
CROSS-REFERENCE SHEET BETWEEN INFORMATION STATEMENT
AND ITEMS OF FORM 10

        Certain information required to be included herein is incorporated by reference to specifically identified portions of the body of the information statement filed herewith as Exhibit 99.1. None of the information contained in the information statement shall be incorporated by reference herein or deemed to be a part hereof unless such information is specifically incorporated by reference.

Item 1.    Business.

        The information required by this item is contained under the sections of the information statement entitled "Information Statement Summary," "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Business," "Certain Relationships and Related Person Transactions," and "Where You Can Find More Information." Those sections are incorporated herein by reference.

Item 1A.    Risk Factors.

        The information required by this item is contained under the section of the information statement entitled "Risk Factors." That section is incorporated herein by reference.

Item 2.    Financial Information.

        The information required by this item is contained under the sections of the information statement entitled "Unaudited Pro Forma Combined Financial Statements," "Selected Historical Combined Financial Data," and "Management's Discussion and Analysis of Financial Condition and Results of Operations." Those sections are incorporated herein by reference.

Item 3.    Properties.

        The information required by this item is contained under the section of the information statement entitled "Business—Manufacturing Capabilities and Operations." That section is incorporated herein by reference.

Item 4.    Security Ownership of Certain Beneficial Owners and Management.

        The information required by this item is contained under the section of the information statement entitled "Security Ownership of Certain Beneficial Owners and Management." That section is incorporated herein by reference.

Item 5.    Directors and Executive Officers.

        The information required by this item is contained under the section of the information statement entitled "Management." That section is incorporated herein by reference.

Item 6.    Executive Compensation.

        The information required by this item is contained under the sections of the information statement entitled "Compensation Discussion and Analysis" and "Executive Compensation." Those sections are incorporated herein by reference.

Item 7.    Certain Relationships and Related Transactions.

        The information required by this item is contained under the sections of the information statement entitled "Management" and "Certain Relationships and Related Person Transactions." Those sections are incorporated herein by reference.

Item 8.    Legal Proceedings.

        The information required by this item is contained under the section of the information statement entitled "Business—Legal Proceedings." That section is incorporated herein by reference.

Item 9.    Market Price of, and Dividends on, the Registrant's Common Equity and Related Stockholder Matters.

        The information required by this item is contained under the sections of the information statement entitled "Dividend Policy," "Capitalization," "The Separation and Distribution," and "Description of AbbVie's Capital Stock." Those sections are incorporated herein by reference.

Item 10.    Recent Sales of Unregistered Securities.

        The information required by this item is contained under the sections of the information statement entitled "Description of Material Indebtedness" and "Description of AbbVie's Capital Stock—Sale of Unregistered Securities." Those sections are incorporated herein by reference.

Item 11.    Description of Registrant's Securities to be Registered.

        The information required by this item is contained under the sections of the information statement entitled "Dividend Policy," "The Separation and Distribution," and "Description of AbbVie's Capital Stock." Those sections are incorporated herein by reference.

Item 12.    Indemnification of Directors and Officers.

        The information required by this item is contained under the section of the information statement entitled "Description of AbbVie's Capital Stock—Limitations on Liability, Indemnification of Officers and Directors, and Insurance." That section is incorporated herein by reference.

Item 13.    Financial Statements and Supplementary Data.

        The information required by this item is contained under the section of the information statement entitled "Index to Financial Statements" and the financial statements referenced therein. That section is incorporated herein by reference.

Item 14.    Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

        None.

Item 15.    Financial Statements and Exhibits.

(a)    Financial Statements

        The information required by this item is contained under the section of the information statement entitled "Index to Financial Statements" and the financial statements referenced therein. That section is incorporated herein by reference.

(b)    Exhibits

        See below.

        The following documents are filed as exhibits hereto:

Exhibit Number	Exhibit Description
2.1	Separation and Distribution Agreement dated as of November 28, 2012 by and between Abbott Laboratories and AbbVie Inc.**
3.1	Form of Amended and Restated Certificate of Incorporation of AbbVie Inc.**
3.2	Form of Amended and Restated By-Laws of AbbVie Inc.**
4.1	Indenture dated as of November 8, 2012 between AbbVie Inc. and U.S. Bank National Association†
4.2	Supplemental Indenture No. 1 dated as of November 8, 2012 among AbbVie Inc. and U.S. Bank National Association†
4.3
Registration Rights Agreement dated November 8, 2012 by and among AbbVie Inc., Abbott Laboratories, Morgan Stanley & Co. LLC, Barclays Capital Inc., J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated†
10.1	Form of U.S. Transition Services Agreement by and between Abbott Laboratories and AbbVie Inc.†
10.2	Form of Ex-U.S. Transition Services Agreement by and between Abbott Laboratories and AbbVie Inc.†
10.3	Form of Tax Sharing Agreement by and between Abbott Laboratories and AbbVie Inc.†
10.4	Form of Special Products Master Agreement by and between Abbott Laboratories and AbbVie Inc.†
10.5	Form of Employee Matters Agreement by and between Abbott Laboratories and AbbVie Inc.†
10.6	Form of International Commercial Operations Agreement by and between Abbott Laboratories and AbbVie Inc.†
10.7	Form of Luxembourg International Commercial Operations Agreement by and between Abbott Investments Luxembourg S.à.r.l. and AbbVie Investments S.à.r.l.†
10.8	Form of Information Technology Agreement by and between Abbott Laboratories and AbbVie Inc.†
10.9	Intentionally Omitted
10.10	Form of Transitional Trademark License Agreement by and between Abbott Laboratories and AbbVie Inc.†
10.11	Form of Finished Goods Supply Agreements by and between Abbott Laboratories and AbbVie Inc.†
10.12	Form of Contract Manufacturing Agreements by and between Abbott Laboratories and AbbVie Inc.†
10.13	Form of Agreement Regarding Change in Control†
10.14	AbbVie 2013 Incentive Stock Program**
10.15	Form of AbbVie 2013 Management Incentive Plan†

Exhibit Number	Exhibit Description
10.16	Form of AbbVie 2013 Performance Incentive Plan†
10.17	Form of AbbVie Deferred Compensation Plan†
10.18	Form of AbbVie Non-Employee Directors' Fee Plan†
10.19	Form of AbbVie Supplemental Pension Plan†
10.20	Form of AbbVie Supplemental Savings Plan†
10.21
Purchase Agreement dated November 5, 2012 between AbbVie Inc., Abbott Laboratories, as guarantor, and Morgan Stanley & Co. LLC, Barclays Capital Inc., J.P. Morgan Securities LLC, and Merrill Lynch, Pierce, Fenner & Smith Incorporated**
21.1	Subsidiaries of AbbVie Inc.**
99.1	Information Statement of AbbVie Inc., preliminary and subject to completion, dated November 30, 2012.**

**
Filed herewith.

†
Previously filed.

 SIGNATURES

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

ABBVIE INC.
By:	/s/ RICHARD A. GONZALEZ
	Name:	Richard A. Gonzalez
	Title:	Chairman of the Board and Chief Executive Officer

Date: November 30, 2012

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ABBVIE INC.
INFORMATION REQUIRED IN REGISTRATION STATEMENT CROSS-REFERENCE SHEET BETWEEN INFORMATION STATEMENT AND ITEMS OF FORM 10
  Item 1. Business.
  Item 1A. Risk Factors.
  Item 2. Financial Information.
  Item 3. Properties.
  Item 4. Security Ownership of Certain Beneficial Owners and Management.
  Item 5. Directors and Executive Officers.
  Item 6. Executive Compensation.
  Item 7. Certain Relationships and Related Transactions.
  Item 8. Legal Proceedings.
  Item 9. Market Price of, and Dividends on, the Registrant's Common Equity and Related Stockholder Matters.
  Item 10. Recent Sales of Unregistered Securities.
  Item 11. Description of Registrant's Securities to be Registered.
  Item 12. Indemnification of Directors and Officers.
  Item 13. Financial Statements and Supplementary Data.
  Item 14. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.
  Item 15. Financial Statements and Exhibits.
SIGNATURES